EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Company Name	Jurisdiction/Country
Hifn Limited	United Kingdom
Hifn Netherlands B.V.	Netherlands
Hifn International	Cayman Islands
- Saian Microsystems, Inc	People's Republic of China